As filed with the Securities and Exchange Commission on August 31, 2007
Registration No. 333-44116

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-3
ON
FORM S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

JUNIPER NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	3661	77-0422528
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification Number)
1194 North Mathilda Avenue
Sunnyvale, California 94089
(408) 745-2000
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Mitchell Gaynor, Esq.
Vice President and General Counsel
Juniper Networks, Inc.
1194 North Mathilda Avenue
Sunnyvale, California 94089
(408) 745-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Katharine A. Martin, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
(650) 493-9300

Approximate date of commencement of proposed sale to the public: Not applicable.
If the only securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Item 16. Exhibits and Financial Statement Schedules
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 24.1

DEREGISTRATION OF SECURITIES
     On August 18, 2000, Juniper Networks, Inc. (the “Company”) filed its Registration Statement on Form S-3 (File No. 333-44116) covering 462,256 shares of the Company’s Common Stock held by certain stockholders of the Company. On September 15, 2000, the Commission declared the Registration Statement effective.
     The Registration Statement was filed in order to register the shares of the Company’s Common Stock issued to stockholders on November 18, 1999 in connection with the Company’s acquisition of Layer 5, on January 24, 2000 in connection with the Company’s acquisition of Pacific Advantage, Ltd., or in connection with issuance of shares to the Community Foundation Silicon Valley on May 11, 2000. Based on the records of the Company’s transfer agent, the selling stockholders resold shares under the Registration Statement or Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”).
     In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K promulgated under the Securities Act, the Company respectfully requests that the Commission remove from registration all shares that remain unsold under the Registration Statement. The Company is requesting the de-registration of the Shares remaining unsold under the Registration Statement because all shares registered thereunder held by non-affiliates of the Company are freely tradable pursuant to Rule 144(k) of the Securities Act.
     Accordingly, the Company hereby de-registers all shares of its Common Stock registered pursuant to the Registration Statement remaining unsold thereunder.
Item 16. Exhibits and Financial Statement Schedules
(a) Index to Exhibits.

Exhibit No.	Description
24.1	Power of Attorney
(b) Not applicable.
[The remainder of this page is intentionally left blank.]

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 31st day of August, 2007.

JUNIPER NETWORKS, INC.

By:	/s/ Robyn Denholm

Robyn Denholm
Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date

* Scott Kriens	President, Chief Executive Officer and Chairman of the Board (Chief Executive Officer)	August 31, 2007

/s/ Robyn Denholm Robyn Denholm	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 31, 2007

Pradeep Sindhu	Chief Technical Officer and Vice Chairman of the Board	August 31, 2007

* Robert M. Calderoni	Director	August 31, 2007

* Kenneth Goldman	Director	August 31, 2007

* William R. Hearst III	Director	August 31, 2007

Mike Rose	Director	August 31, 2007

* Michael Lawrie	Director	August 31, 2007

* Stratton Sclavos	Director	August 31, 2007

* William R. Stensrud	Director	August 31, 2007

*By:	/s/ Mitchell Gaynor Mitchell Gaynor
Attorney-in-fact

INDEX TO EXHIBITS

Exhibit No.	Description of Document
24.1	Power of Attorney